Exhibit 10.5

STOCK ISSUANCE AGREEMENT

This Stock Issuance Agreement (“Agreement”) is entered into as of the 29th day of November 2018 by and between Electromedical Technologies, Inc., a Delaware corporation (the “Company”), and E-Business International, Inc., an Oregon company, (“EBI”).

WHEREAS, on or about 2005, EBI began rendering services to the Company; and

WHEREAS, EBI has performed services to the Company and is currently owed $175,770.88 for said services as evidenced by EBI’s Statement to the Company dated November 5, 2018; and

WHEREAS the Company and EBI have agreed that in lieu of a cash payment to EBI that the Company will issue shares of its restricted common stock at an initial price of $0.71 per share in full satisfaction of the current debt owed by the Company to EBI.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.	ISSUANCE OF SHARES. In consideration of the cancellation by EBI of the $175,770.88 owed to it by the Company and for a full release of that amount owed by the Company to EBI, and for EBI’s development of the Company’s new Wellness Pro Pod device in accordance with Addendum A attached hereto, the Company hereby agrees to issue 247,565 shares (the “Shares”) of its restricted common stock in full and complete release of any and all claims which EBI may have against the Company for the $175,780.88.

2.	CERTAIN ADJUSTMENTS. If prior to the issuance of the Shares, the Company, (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for the avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Agreement, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the purchase price of $0.71 per share shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this section) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. Furthermore, if at the time EBI elects to have the restrictive legend removed from the Shares, the average trading price of the Company’s common stock over the last twenty (20) days is less than $0.71 per share, the number of shares issued shall be adjusted such that the Shares shall be worth $175,780.88.

3.	DISCLOSURE. In accepting the Shares in full payment in the amount owed to it, EBI acknowledges the following:

3.1	The Company has made available to EBI, or to EBI’s attorney, accountant or representative, all documents that EBI has requested and EBI has requested all documents and other information that EBI has deemed necessary or appropriate for purposes of evaluating the Shares in full payment for the amount owed to it by the Company.

3.2	The Company has provided satisfactory answers to all questions concerning the Shares.

3.3	EBI has carefully considered and has, to the extent EBI believes such discussion necessary, discussed with EBI’s professional legal, tax and financial advisers the suitability of accepting the Shares in full satisfaction of the amount owed for EBI’s services.

3.4	EBI has read all of the Company’s filings on the SEC’s Edgar website and EBI acknowledges that it fully understands all the disclosures including the Company’s business plan in those filings.

4.	OTHER SECURITIES ISSUES. EBI represents and warrants to the Company that:

4.1	Risk of Loss. EBI recognizes that the Company is not a reporting Company with the SEC, and its stock is not yet listed for trading on any medium.

4.2	Investment Intent. EBI certifies that it is acquiring the Shares for investment and for its own account and not on behalf of any other person.

4.3	No Registration. EBI acknowledges and understands that the Shares (a) have not been registered under either federal or state securities laws, and (b) are being issued EBI pursuant to exemptions from registration under the Securities Act of 1933 and comparable state securities exemptions.

4.4	Limited Reliance. EBI has relied solely on the information contained in this Agreement and its own investigation of the Company in making a decision to acquire the Shares. EBI has not relied on any representations or warranties made by anyone apart from those set forth in this Agreement.

4.5	Legend. EBI consents to the placement of a legend on the certificates, if any, that represent the Securities in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED.”

and any other legend the Company determines is authorized or required pursuant to this Agreement. This restrictive legend shall remain of the certificate for a period of one year, after which the shares may be available for legend removal and only after the legend is removed, may be traded without restriction.

5.	GOVERNING LAW/JURISDICTION. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of Arizona. If any action is brought between the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues related to this Agreement or otherwise, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the State Courts of Arizona. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorney’s fees at trial and all appellate levels. The Parties further acknowledge that they will accept service of process by registered or certified mail or the equivalent directed to their last known address as determined by the other Party in accordance with this agreement or by whatever other means are permitted by such courts. The Parties further acknowledge that said court has exclusive jurisdiction over any such dispute or controversy, and that they hereby waive any objection to personal jurisdiction or venue in this court or that such court is an inconvenient forum.

6.	GENERAL PROVISIONS. This Agreement is binding upon EBI, and its successors and assigns. If any portion of this Agreement is held to be invalid, the remaining terms of this Agreement shall remain in full force and effect to the extent possible. This Agreement constitutes the entire agreement of the parties, and supersedes all previous agreements, written or oral, with regard to the amount owed to EBI and the Shares. Any agreement to waive or modify any term of this Agreement must be in writing signed by both parties. This Agreement may be executed in two or more counterparts, all of which shall constitute but one and the same instrument.

7.	COMPETION OF THE PROJECT. As further consideration for the Shares, EBI agrees to provide additional design and development for the Company’s new Wellness Pro Pod Bioelectronics device and accessories in accordance with Addendum A attached hereto, and to complete the project in accordance with and pursuant to the attached Design and Manufacturing Scope of Project. All intellectual property, including and electronic and written files, software, firm ware and technical files shall be the sole and exclusive property of the Company and delivered to the Company upon request.

8.	NOTICES. Any and all notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand; (b) when emailed; (c) two days after having been delivered to Federal Express, DHL, UPS, Airborne or another recognized overnight courier or delivery service, 8 when delivered by facsimile transmission, provided that an original copy of such transmission shall be sent by first class mail, postage prepaid; or (d) five days after having been deposited into the United States mail, by registered or certified mail, return receipt requested, postage prepaid, to the respective parties at their respective addresses or to their respective facsimile telephone numbers, as follow:

If to the Company:	Electromedical Technologies, Inc.
Atten: Matthew N. Wolfson, CEO
16561 N 92nd Street
Suite 101
Scottsdale, AZ 85260
ceo@electromedtech.com

With a copy to:	Eric P. Littman, Esquire
Eric P. Littman, P.A.
7695 SW 104th Street
Suite 201
Miami, FL 33156
Email: littmanlaw@gmail.com

If to EBI:	E-Business International, Inc.
Atten: Dr. George Want
15244 N.W. Greenbrier Parkway
Beaverton, OR 97006
Email: George.wang@e-bi.com

AGREED to the date written above.

ELECTROMEDICAL TECHNOLOGIES, INC.

By:
Matthew N. Wolfson, CEO

E-BUSINESS INTERNATIONAL, INC.,

By:
Dr. George Want, CEO